                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                               BLYTH, INC.
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  BLYTH, INC.
                             ONE EAST WEAVER STREET
                          GREENWICH, CONNECTICUT 06831
                                 (203) 661-1926

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders of                                               May 1, 2002

Blyth, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Blyth, Inc. (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 on Thursday, June 6, 2002, at 9:00 A.M., local time, for the following purposes:

    1. To elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2005 or until a respective successor is elected and qualified.

    2.  To ratify the appointment of independent accountants.

    3. To consider and vote upon the Company's Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan").

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on April 8, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 27, 2002, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

    STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. STOCKHOLDERS CAN ALSO VOTE THEIR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE (SEE DETAILS ON ENCLOSED PROXY CARD.)

                                          By Order of the Board of Directors,

                                          Bruce D. Kreiger,

                                          SECRETARY

                                  BLYTH, INC.
                             ONE EAST WEAVER STREET
                          GREENWICH, CONNECTICUT 06831
                                 (203) 661-1926

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 2002

                            ------------------------

                                  INTRODUCTION

    This proxy statement ("Proxy Statement") is being furnished to holders of shares of common stock, par value $0.02 per share (the "Common Stock"), of Blyth, Inc., a Delaware corporation ("Blyth" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 on Thursday, June 6, 2002, at 9:00 A.M., local time, and at any adjournments thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on or about May 1, 2002.

    The Company's Annual Report on Form 10-K for the fiscal year ended
January 31, 2002 (the "Annual Report") also accompanies this Proxy Statement. The Annual Report includes audited financial statements, a discussion by management of the Company's financial condition and results of operations, and other information.

    At the Annual Meeting, stockholders will be asked:

    1. To elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2005 or until a respective successor is elected and qualified.

    2.  To ratify the appointment of independent accountants.

    3. To consider and vote upon the Company's Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan").

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

                      VOTING RIGHTS AND PROXY INFORMATION

    Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Monday, April 8, 2002, as the record date (the "Record Date") for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were 46,285,741 shares of Common Stock issued and outstanding. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record by such stockholder on the Record Date with respect to each matter. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for approval of Items 2 through 4. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Under New York Stock Exchange rules, a majority of the shares must vote on certain matters (with abstentions being treated as votes and broker non-votes not being treated as votes). Subject to the foregoing, a broker non-vote will have no effect with respect to any of Items 1 through 4 of this Proxy Statement.

    When a proxy in the form of the accompanying proxy is returned properly dated and signed, the shares represented thereby will be voted by one of the persons named as proxies therein in accordance with each stockholder's directions. Proxies will also be considered to be confidential voting instructions to the Trustees of the Blyth, Inc. Profit Sharing Retirement Plan and Trust with respect to shares of Common Stock held in accounts under such Plan.

    If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in street name, check your proxy card, or contact your broker or nominee, to determine whether you will be able to vote by telephone or electronically.

    Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. All shares of the Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants, and FOR the Non-Employee Directors Plan. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Bruce D. Kreiger, Secretary.

    In addition to the use of the mail, stockholders can vote their shares electronically through the Internet or by the telephone. Proxies may also be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

                          ITEM 1 ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    Blyth's Board of Directors currently consists of nine members, divided into three classes serving staggered terms of office.

    It is intended that the persons named in the enclosed form of proxy, as proxies will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2005 Annual Meeting of Stockholders:

             John W. Burkhart
             Philip Greer
             John E. Preschlack

    Messrs. Burkhart and Preschlack currently serve as directors of Blyth. Messrs. Burkhart and Preschlack were most recently elected as such at the Annual Meeting of Stockholders held on June 8, 1999. Mr. Greer was elected to serve as a director at the Board of Directors meeting held on April 4, 2002. The Board of Directors of the Company does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the Annual Meeting, proxies solicited by the Board of Directors will be voted by the persons named as proxies therein in accordance with the best judgment of such proxies.

            INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS
                       AND REGARDING CONTINUING DIRECTORS

    The following sets forth the name, age, and business experience for the past five years and other directorships of each of the nominees and the Company's directors:

  NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING FOR TERMS EXPIRING IN 2005

JOHN W. BURKHART (64)

    John W. Burkhart joined the Board of Directors in 1983. Mr. Burkhart has also served as Chairman of the Audit Committee since 1994. Since July 1984,
Mr. Burkhart has been the Chairman of the Board of Directors of Breezy Hill Enterprises, Inc. a management services company. Since June 1993, Mr. Burkhart has been the Chairman of the Board of Directors and President of MWM
Dexter, Inc., a specialty printing company. Since January 1990, Mr. Burkhart has been the Chairman of the Board of Directors of AS Hospitality, Inc., a specialty printing company.

PHILIP GREER (66)

    Philip Greer is Managing Director of Greer Family Consulting LLC, a consulting and investment firm. Mr. Greer was a founder of Weiss, Peck & Greer LLC, an investment management firm, and from 1970 to 2001, Mr. Greer served as a Senior Managing Director and on the Executive Committee of that firm. He remained a Managing Director of Weiss, Peck & Greer LLC until May 1, 2002, at which time he formed Greer Family Consulting LLC. Since 1973, Mr. Greer has served on the Board of Directors of the Federal Express Corporation, and for more than fifteen years has served as Chairman of its Audit Committee.
Mr. Greer has also served on the Board of Directors of the Robert Mondavi Corporation since 1992 and serves as Chairman of its Audit Committee.

JOHN E. PRESCHLACK (68)

    John E. Preschlack joined the Board of Directors in 1989. Mr. Preschlack has also served as Chairman of the Compensation Committee since 1994. From
October 1996 through the present, Mr. Preschlack has been the Chairman and President of JEPCOR, Inc., a private investment company. From 1987 to October 1996, Mr. Preschlack was a Senior Director and Partner of SpencerStuart, an executive search firm.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004

ROBERT B. GOERGEN (63)
CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER
AND PRESIDENT

    Robert B. Goergen has been the Chairman of the Company since its inception in 1977. He has served as Chief Executive Officer of the Company since 1978 and as President since March 1994. Since 1979, Mr. Goergen has served as Chairman of The Ropart Group, a private equity investment management group. From 1990 to July 2001, Mr. Goergen served as Chairman of XTRA Corporation, a publicly traded trailer leasing company. Mr. Goergen also served as a director of Bionutrics, a biotech company until June 2001.

NEAL I. GOLDMAN (57)

    Neal I. Goldman joined the Board of Directors in 1991. Mr. Goldman has also served on the Compensation Committee since 1994. From 1985 to the present, Mr. Goldman has been the President of Goldman Capital Management, Inc., an investment advisory firm.

HOWARD E. ROSE (55)

    Howard E. Rose joined the Board of Directors in April 1998. Mr. Rose has also served as a member of the Audit Committee since June 2000. Mr. Rose served as Vice Chairman of the Board from April 1998 to June 2000. Mr. Rose served the Company as Vice President and Chief Financial Officer from 1978 to April 1998, and served as Secretary from 1993 to 1996.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003

ROGER A. ANDERSON (64)

    Roger A. Anderson joined the Board of Directors in February 1994.
Mr. Anderson has also served as a member of the Audit Committee since 1994. From 1979 to the present, Mr. Anderson has been the Chairman of Burlington Management Company and Tair Ltd., investment companies with diversified holdings in the United States and several foreign countries.

PAMELA M. GOERGEN (60)

    Pamela M. Goergen joined the Board of Directors in 1984. From 1979 to 2001, Mrs. Goergen was the Vice President and Secretary of The Ropart Group Limited, a private equity investment management firm that was recently dissolved.

DIRECTORS WITH TERMS EXPIRING IN 2002

FREDERICK H. STEPHENS, JR. (70)

    Frederick H. Stephens, Jr. joined the Board of Directors in September 1994. Mr. Stephens has also been a member of the Compensation Committee since 1994. From 1992 through June 1997, Mr. Stephens was a Vice President and Senior Consultant at Lee Hecht Harrison, Inc., an executive career transition firm. From January 1990 through December 1991, Mr. Stephens was a partner at The

Onstott Group, a management consulting company specializing in executive search services. From 1958 to 1989, Mr. Stephens was employed by The Gillette Company, most recently as Vice President of Business Relations and as a corporate officer. Mr. Stephens will retire from the Board of Directors at the end of his current term.

    Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, there is no family relationship among any of the nominees for election as directors, any continuing directors or any executive officers of the Company.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

                           COMPENSATION OF DIRECTORS

    For their services as directors of the Company, non-employee directors of the Company receive an annual fee of $15,000, reimbursement of out-of-pocket expenses, plus a fee of $1,000 for each meeting attended in person or a fee of $500 for each meeting attended by telephone. Each member of the Audit Committee and the Compensation Committee also receives a fee of $1,000 for each committee meeting attended in person or a fee of $500 for each committee meeting attended by telephone, and the chairman of each committee receives a fee of $2,000 for each committee meeting attended by such chairman in person or a fee of $500 for each committee meeting attended by telephone. Assuming stockholder approval of the Non-Employee Directors Plan, (i) upon each non-employee director's first election as a director, the non-employee director receives stock options to acquire 10,000 shares of Common Stock under the Non-Employee Directors Plan for his or her services as a director and (ii) beginning in June, 2003, and thereafter, each non-employee director who is in office with at least six months of service, on the date of the Annual Meeting of the Company, and who will remain in office following such meeting, will receive, on the date of the meeting, an option to acquire 5,000 shares of Common Stock. Directors who are also employees do not receive any additional compensation for their services as directors.

                          BOARD AND COMMITTEE MEETINGS

    The Board of Directors has established two committees, the Audit Committee and the Compensation Committee.

    The Audit Committee is comprised of Messrs. Anderson, Burkhart and Rose and assists the Board of Directors in fulfilling its oversight responsibilities. Messrs. Anderson and Burkhart are independent directors, as defined in Sections
303.01 (B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. However, the Company has used the "override" provision of Section 303.02(D) of the New York Stock Exchange Listing Standards regarding the appointment of
Mr. Rose to the Audit Committee. As stated under Item 1 "Election of Directors", Mr. Rose has been an employee of the Company and its subsidiaries in the past three years and is not an "Independent Director" as defined in the Blyth, Inc. Audit Committee Charter (2000) adopted and approved by the Board of Directors on June 14, 2000 (the "Charter"). The Board of Directors finds that, based on its business judgment, it is in the best interests of the Company and its stockholders to elect Mr. Rose as a member of the Audit Committee. The Audit Committee held 7 meetings during fiscal year 2002.

    The Compensation Committee is comprised of Messrs. Goldman, Preschlack and Stephens and reviews and makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Blyth Amended and Restated 1994 Employee Stock Option Plan and qualified and non-qualified retirement plans. The Compensation Committee held 4 meetings during fiscal year 2002.

    Blyth does not have a standing nominating committee. Instead, the Board of Directors selects nominees for directors.

    The Board of Directors held five regularly scheduled meetings during fiscal year 2002. In fiscal year 2002, each director attended at least 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director.

                               EXECUTIVE OFFICERS

    The following sets forth the name, age and business experience for the past five years of each of Blyth's executive officers (other than Mr. Goergen) as of the date hereof, together with all positions and offices held with Blyth by such executive officers. Officers are appointed to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been elected and have qualified:

    ROBERT H. BARGHAUS (48)--Robert H. Barghaus joined the Company as Vice President of Financial Planning in February 2001, and in March 2001
Mr. Barghaus was elected Chief Financial Officer. From December 1998 to
March 2000, Mr. Barghaus was Executive Vice President of Finance and Strategic Planning of Cahners Business Information, a division of Reed Elsevier. Prior to that, from May 1989 to January 1997, Mr. Barghaus was Senior Vice President of Finance and Import Operations of Labatt USA, and from January 1997 to
December 1998 and from March 2000 to February 2001, a principal of the Bev-Edge Group, LLC, a consulting and management firm. Mr. Barghaus is also a Certified Public Accountant.

    RICHARD T. BROWNING (53)--Richard T. Browning joined the Company as Vice President, Finance in 1997. In April 1998, Mr. Browning was elected Chief Financial Officer, and in March 2001 he became President of Candle Corporation Worldwide, Inc. Previously, Mr. Browning was President and Chief Executive Officer of Lea & Perrins, Inc., a subsidiary of Groupe Danone. Earlier, he was Chief Financial Officer and Vice President of Sales of the Dannon Yogurt Company, another Groupe Danone subsidiary.

    BRUCE G. CRAIN (41)--Bruce G. Crain joined the Company in 1997 as Vice President, Strategic Market Development. From 1997 to March 1999, Mr. Crain was the Senior Vice President of Operations for PartyLite Gifts, Inc. In
April 1999, Mr. Crain became President of the Company's European Affiliate Group and Vice President of the Company's Global Services group, and in March 2001
Mr. Crain became President of the Global Services group, responsible for the Company's worldwide core operational competencies. From 1994 to 1996, Mr. Crain held a variety of management positions, including Chief Financial Officer for Home Innovations, Inc. From 1989 to 1993, Mr. Crain was a Consultant with McKinsey & Company. In June 2001, Mr. Crain joined the Board of Directors of TBM Holding, Inc. and is also a member of its Audit and Compensation Committees. TBM Holding, through its subsidiaries, manufactures hydraulic material handling, and ergonomic work positioning equipment.

    FRANK P. MINEO (48)--Frank P. Mineo joined PartyLite Gifts, Inc. in 1994 as Vice President, and later served as its Senior Vice President, Finance and Administration from February 1998 to August 1998. Mr. Mineo became President of PartyLite Central Europe in September 1998. He later was named President of PartyLite Europe. In October 1999, Mr. Mineo became Executive Vice President of PartyLite Gifts, Inc. until being named President of PartyLite Gifts, Inc. in April 2000. In December 2000, Mr. Mineo became President of PartyLite
Worldwide, Inc. From 1976 until joining the Company in 1994, Mr. Mineo worked in many capacities for The Gillette Company, most recently as Controller in Europe.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth, as of April 8, 2002, the number of outstanding shares of the Common Stock beneficially owned by each of the nominees for director; the other current directors; Blyth's Chairman, Chief Executive Officer and President and Blyth's four most highly compensated other executive officers (together, the "Named Executive Officers") individually; and all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

                                                                                        TOTAL
                                                                  STOCK OPTIONS         COMMON
                                              COMMON STOCK      EXERCISABLE WITHIN      STOCK       PERCENT
                                           BENEFICIALLY OWNED       60 DAYS OF       BENEFICIALLY      OF
NAME OF BENEFICIAL OWNER                   EXCLUDING OPTIONS       RECORD DATE          OWNED        CLASS
------------------------                   ------------------   ------------------   ------------   --------
Robert B. Goergen (1)....................      12,476,793**                 0         12,476,793      27.0%
Roger A. Anderson (2)....................         366,958              10,500            377,458         *
John W. Burkhart (3).....................         587,304              10,500            597,804       1.3%
Pamela M. Goergen (4)....................      11,980,885              10,500         11,991,385      25.9%
Neal I. Goldman (5)......................          80,000               7,500             87,500         *
Philip Greer.............................               0                   0                  0         *
John E. Preschlack (6)...................         158,210              10,500            168,710         *
Howard E. Rose (7).......................          84,464                   0             84,464         *
Frederick H. Stephens, Jr. (8)...........           3,600               9,000             12,600         *
Robert H. Barghaus.......................               0              10,000             10,000         *
Richard T. Browning (9)..................           1,300              43,000             44,300         *
Bruce G. Crain (10)......................           2,331              71,000             73,331         *
Frank P. Mineo (11)......................          11,804              37,800             49,604         *
All directors and executive officers as a
  group (13 persons).....................      13,772,764             220,300         13,982,564      30.2%

------------------------

*   Less than 1%.

**  Includes 10,500 vested options held by Pamela M. Goergen [see footnotes
    (1) and (4)].

(1) Includes 11,576,505 shares held by Mr. Goergen, 74,997 shares held by Mr. Goergen and Dennis P. Goergen as co-trustees of a trust for the benefit of Alice B. McCool, 185,411 shares held by The Goergen Foundation, Inc., a charitable foundation of which Mr. Goergen is a director, president and sole investment manager, 404,380 shares and 10,500 vested options held by Pamela
    M. Goergen, Mr. Goergen's wife, and 225,000 shares held by Ropart Investments LLC, a private investment fund of which Mr. Goergen shares voting and investment power. Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (4)). The address of Mr. Goergen is c/o Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2) Includes 366,958 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.

(3) Includes 121,440 shares held by Mr. Burkhart, 146,300 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, 43,000 shares held of record by Breezy Hill Money Purchase Plan, of which Mr. Burkhart is trustee and 276,564 shares held by Mr. Burkhart's wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife.

(4) Includes 404,380 shares held by Mrs. Goergen and 11,576,505 shares held by Robert B. Goergen, Mrs. Goergen's husband. Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)). The address of Mrs. Goergen is c/o The Ropart Group Limited, One East Weaver Street, Greenwich, Connecticut 06831.

(5) Includes 80,000 shares held by Mr. Goldman.

(6) Includes 141,210 shares held by Mr. Preschlack and 17,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P.

(7) Includes 84,464 shares held by Mr. Rose.

(8) Includes 3,600 shares held by Mr. Stephens.

(9) Includes 1,000 shares held by Mr. Browning and 300 shares held by Mr. Browning's wife. Mr. Browning disclaims beneficial ownership of the shares held by his wife.

(10) Includes 1,000 shares held by Mr. Crain, 1,000 shares held by Mr. Crain as trustee of a trust for the benefit of Mr. Crain's sister and 331 shares acquired by Mr. Crain through Blyth's 401(k) plan. Mr. Crain disclaims beneficial ownership of the shares held by the trust for the benefit of his sister.

(11) Includes 591 shares held by Mr. Mineo, 10,458 shares held jointly by Mr. Mineo and his wife and 755 shares acquired by Mr. Mineo through Blyth's 401(k) plan.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. To the knowledge of the Company, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the Common Stock outstanding as of such party's Schedule 13G reporting date:

                                                                        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    NO. OF SHARES     CLASS
------------------------------------                    -------------   ----------
Alex. Brown Investment Management (1).................    6,632,150        14.1%
Chieftain Capital Management, Inc. (2)................    4,512,144         9.6%

------------------------

(1) According to a statement on Schedule 13G dated February 14, 2002 and filed with the Securities and Exchange Commission, Alex. Brown Investment Management, a limited partnership, beneficially owns 6,632,150 shares. The address of Alex. Brown Investment Management is 217 E. Redwood Street, #1400, Baltimore, Maryland 21202. According to a separate statement on
    Schedule 13G dated February 8, 2002 and filed with the Securities and Exchange Commission, Taunus Corporation has reported that it is no longer the beneficial owner of the 6,632,150 shares of Common Stock that are beneficially owned by Alex. Brown Investment Management. The address of Taunus Corporation is 31 West 52nd Street, New York, New York 10019. The computation of the percentage of stock owned by Alex. Brown Investment Management is based on the percentages reported in the Schedule 13G.

(2) According to a statement on Schedule 13G dated February 11, 2002 and filed with the Securities and Exchange Commission, Chieftain Capital
    Management, Inc. ("Chieftain") has investment discretion with respect to the 4,512,144 shares and its clients are the direct owners of such securities. According to such Schedule 13G, Chieftain does not have any economic interest in such shares and its clients have the sole right to receive dividends and proceeds from the sale of such shares. According to such
    Schedule 13G, no client of Chieftain has an interest that relates to more than 5% of the shares. The address of Chieftain is 12 East 49th Street, New York, New York 10017. The computation of the percentage of stock owned by Chieftain is based on the percentages reported in the Schedule 13G.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of all compensation awarded to, earned by or paid for services rendered to Blyth in all capacities during Blyth's fiscal years ended January 31, 2002, 2001, and 2000 by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION         LONG-TERM           ALL OTHER
                                            ----------------------      COMPENSATION      COMPENSATION (1)
NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS ($)   AWARDS OPTIONS (#)         ($)
---------------------------      --------   ----------   ---------   ------------------   ----------------
Robert B. Goergen .............    2002      $670,833    $      0               --            $21,183
  Chairman of the Board, Chief     2001       641,346     375,000               --             20,104
  Executive Officer and            2000       584,615     800,000               --              7,700
  President of the Company

Robert H. Barghaus ............    2002      $300,000    $      0           50,000            $12,450
  Vice President of the Company
  and Chief Financial Officer
  (2)

Richard T. Browning ...........    2002      $320,000    $      0                0            $26,499
  Vice President of the Company    2001       268,269      90,000           10,000             20,898
  and President of Candle          2000       253,846     104,000           65,000             16,985
  Corporation Worldwide, Inc.
  (3)

Bruce G. Crain ................    2002      $291,667    $      0                0            $16,381
  Vice President of the Company    2001       248,269      80,000           10,000             11,477
  and President of Global          2000       232,500     120,000           65,000              7,700
  Services.....................

Frank P. Mineo ................    2002      $365,833    $      0                0            $19,554
  Vice President of the            2001       307,885     165,000           60,000             12,831
  Company, President of
  PartyLite Worldwide, Inc. (4)

------------------------

(1) Amounts reported as All Other Compensation represent Company contributions for the benefit of the Named Executive Officers to the profit sharing and 401(k) portions of the Company's Retirement Plan and the Company's Non-Qualified Deferred Compensation Plan. Amounts reported for Richard T. Browning as All Other Compensation also include $9,372 as payment for premiums for long term disability for fiscal year 2002, and $9,372 as payment for premiums for long term disability for fiscal year 2001.

(2) Mr. Barghaus joined the Company in February 2001, and in March 2001 became Chief Financial Officer of the Company.

(3) Until March of 2001, Mr. Browning served as Chief Financial Officer of the Company.

(4) Mr. Mineo became an executive officer in fiscal year 2001.

        INFORMATION REGARDING STOCK OPTIONS AND STOCK APPRECIATION UNITS

OPTION GRANTS IN FISCAL YEAR 2002

    The following table sets forth certain information concerning grants of stock options to each of Blyth's Named Executive Officers during the fiscal year ended January 31, 2002.

                                                INDIVIDUAL GRANTS (1)                           POTENTIAL REALIZABLE
                           ----------------------------------------------------------------   -------------------------
                                                                                              VALUE AT ANNUAL RATES OF
                           NUMBER OF SHARES   % OF TOTAL OPTIONS                              STOCK PRICE APPRECIATION
                              UNDERLYING          GRANTED TO       EXERCISE OR                   FOR OPTION TERM (2)
                               OPTIONS           EMPLOYEES IN      BASE PRICE    EXPIRATION   -------------------------
NAME                         GRANTED (1)         FISCAL YEAR        PER SHARE       DATE          5%           10%
----                       ----------------   ------------------   -----------   ----------   ----------   ------------
Robert B. Goergen........           --                 --                --             --           --             --
Robert H. Barghaus.......       50,000               10.1%            23.72        2/23/11     $746,000     $1,890,000
Richard T. Browning......           --                 --                --             --           --             --
Bruce G. Crain...........           --                 --                --             --           --             --
Frank P. Mineo...........           --                 --                --             --           --             --

------------------------

(1) Each of these options was granted pursuant to the Blyth Amended and Restated 1994 Employee Stock Option Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Company's Compensation Committee on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a five year period at the rate of 20% on each anniversary of the date of grant.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

2002 FISCAL YEAR-END OPTIONS

    The following table sets forth certain information with respect to unexercised options held by each of the Company's Named Executive Officers as of January 31, 2002.

                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED          SHARES
                                         OPTIONS                IN-THE-MONEY OPTIONS         ACQUIRED      VALUE
                                   AT FISCAL YEAR-END          AT FISCAL YEAR-END ($)           ON        RECEIVED
NAME                           (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)   EXERCISE (#)     ($)
----                           ---------------------------   ---------------------------   ------------   --------
Robert B. Goergen............                    --                             --              --           --
Robert H. Barghaus...........             --/50,000(1)                       --/--              --           --
Richard T. Browning..........         40,000/75,000(1)                       --/--              --           --
Bruce G. Crain...............         68,000/67,000(1)                       --/--              --           --
Frank P. Mineo...............         36,800/61,200(1)                  202,171/--              --           --

------------------------

(1) Messrs. Barghaus, Browning, Crain and Mineo hold options to purchase Common Stock. The value of an "in the money" option represents the difference between the exercise price of such option and $21.1900, the closing price on the New York Stock Exchange, Inc. on January 31, 2002, multiplied by the total number of shares subject to the exercisable or unexercisable portion of the option, as the case may be.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Goldman, Preschlack and Stephens served as members of the Compensation Committee in fiscal year 2002. None of such committee members
(i) was, during fiscal year 2002, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director, or member of a compensation committee of any entity for which an executive officer or director is a member of the Compensation Committee of the Company or the Company's Board of Directors.

EMPLOYMENT CONTRACTS

    ROBERT B. GOERGEN The Company has entered into an employment agreement with Mr. Goergen dated as of August 1, 2000. The agreement provides for Mr. Goergen's employment for a term of six years (subject to earlier termination at the election of either the Company or Mr. Goergen, as described below) from August 1, 2000. During the first three years of Mr. Goergen's employment pursuant to the agreement (the "Initial Term"), he will serve as Chairman of the Board and President and Chief Executive Officer of the Company and will be responsible for the general management of the affairs of the Company. During the remainder of the term of Mr. Goergen's employment pursuant to the agreement, he will serve as the non-executive Chairman of the Board of the Company and will have such duties and responsibilities for the management of the Company as the Board of Directors may from time to time assign to him, consistent with the duties and responsibilities that might reasonably be expected of a part-time senior executive of a major corporation. Mr. Goergen has agreed that during the Initial Term he will devote his full business time and attention to the business and affairs of the Company while during the remainder of the term of the employment agreement he will devote one half of his business time and attention to the business and affairs of the Company.

    Mr. Goergen will receive a base salary of at least $600,000 per year during the Initial Term. During the remainder of the term of the employment agreement, Mr. Goergen will receive a base salary of at least one-half of the annualized base salary he was receiving on the last day of the third year of his employment pursuant to the agreement. Mr. Goergen's base salary will be reviewed annually by the Board of Directors for increase, in the Board's discretion. In addition to his base salary, during the term of his employment pursuant to the employment agreement, Mr. Goergen will participate in the Company's Annual Incentive Compensation Plan or any successor plan. Mr. Goergen will have a target bonus opportunity each year equal to one hundred percent of his base salary, payable based upon meeting certain performance goals and subject to adjustment upward or downward if those performance goals are exceeded or are not met, as the case may be.

    Mr. Goergen's employment agreement provides that, subject to vesting as described below, he will be entitled to receive, during his lifetime, a supplemental pension benefit, commencing on August 1, 2006, equal to fifty percent of his "Final Average Compensation" but not to exceed $500,000 per annum. "Final Average Compensation" is defined in the employment agreement to mean the sum of the base salary and annual incentive award payments paid in respect of the three calendar years of Mr. Goergen's employment by the Company, out of the five calendar years of such employment ending on the last day of the Initial Term (or, if earlier, the last day of his employment by the Company), during which he received the highest level of such payments, divided by three. Mr. Goergen's supplemental pension will vest daily, on a PRO RATA basis over the six year period commencing on August 1, 2000 and will cease vesting if Mr. Goergen's employment is terminated for "Cause" (as defined in the employment agreement) or if Mr. Goergen voluntarily terminates his employment prior to the end of the term of the employment agreement. To provide for the payment of such supplemental pension benefit, the Company has purchased a single life annuity contract that insures the payment of such benefit.

    Each of the Company and Mr. Goergen has the right to terminate
Mr. Goergen's employment at any time. In the event of a termination of Mr. Goergen's employment by reason of Mr. Goergen's death, Mr. Goergen's estate will be entitled to continue to receive Mr. Goergen's then current base salary for a period of twenty-four months and to receive the annual incentive award for the year in which Mr. Goergen's death occurs; Mr. Goergen's spouse will be entitled to continue to participate in certain Company benefit plans; and upon the death of both Mr. Goergen and his spouse, the Company will, upon the demand of the estate of either Mr. Goergen or his spouse, buy back from such estate up to 7,500,000 shares of Company Common Stock within 90 days of such demand at the fair market value thereof (as defined in the employment agreement) or register the public offer and sale by such estate of up to 7,500,000 shares of Company Common Stock. In the event of a termination of Mr. Goergen's employment by reason of Mr. Goergen's disability, Mr. Goergen will be entitled to: receive disability benefits in accordance with the Company's then current disability program; continued payment of Mr. Goergen's then current base salary (less disability benefit payments) through the end of the term of the agreement and for a period of twenty-four months thereafter; payment of the annual incentive award for the year in which Mr. Goergen's disability occurs; continued participation by Mr. Goergen and his spouse in certain benefit plans maintained by the Company; continuation of certain perquisites provided for in the employment agreement; full vesting of the supplemental pension benefit described above; and the buyback or registration of up to 7,500,000 shares of Company Common Stock upon the death of both Mr. Goergen and his spouse, as described above. In the event of the termination of Mr. Goergen's employment for "Cause" (as defined in the employment agreement), Mr. Goergen will be entitled to payment of his base salary through the date of such termination and any unvested supplemental pension benefit will be forfeited. In the event of a termination of Mr. Goergen's employment without "Cause", or of a "Constructive Termination Without Cause" (as defined in the employment agreement), Mr. Goergen will be entitled to: continued payment of Mr. Goergen's then current base salary through the end of the term of the agreement; payment of the annual incentive award for the year in which Mr. Goergen is terminated; continued participation by Mr. Goergen and his spouse in certain benefit plans maintained by the Company; continuation of certain perquisites provided for in the employment agreement; continued provision by the Company of office space and secretarial support; the repurchase by the Company from Mr. Goergen of 100,000 shares of Company Common Stock at the end of each of the next four calendar quarters at fair market value (as defined in the employment agreement); full vesting of the supplemental pension benefit described above; and the buyback or registration of up to 7,500,000 shares of Company Common Stock upon the death of both Mr. Goergen and his spouse, as described above. In the event that Mr. Goergen voluntarily terminates his employment prior to the expiration of the employment agreement (other than pursuant to a "Constructive Termination Without Cause") he will be entitled to payment of his base salary through the date of such voluntary termination and any unvested supplemental pension benefit will be forfeited. In the event that Mr. Goergen retires after the expiration of the term of the employment agreement, Mr. Goergen will be entitled to: continued participation by Mr. Goergen and his spouse in certain benefit plans maintained by the Company; continuation of certain perquisites provided for in the employment agreement; continued provision by the Company of office space and secretarial support; and the buyback or registration of up to 7,500,000 shares of Company Common Stock upon the death of both Mr. Goergen and his spouse, as described above.

    In connection with the employment agreement, the Company and Mr. Goergen entered into a registration rights agreement relating to the registration of up to 7,500,000 shares of Company Common Stock as described above in the event that the Company chooses not to purchase such shares upon the death of both
Mr. Goergen and his spouse. The Company will not be obligated to purchase or register such shares, notwithstanding the death of both Mr. Goergen and his spouse, if the survivor's estate, or his or her beneficiaries, as the case may be, can then sell all of the shares of the Company Common Stock owned by them without registration.

PENSION PLANS

    As described above under the heading "Employment Contracts", on August 1, 2000 the Company entered into an employment agreement with Mr. Goergen pursuant to which the Company agreed to pay him a supplemental pension benefit. The formula by which Mr. Goergen's supplemental pension benefit is determined is also described above. The Company estimates that if Mr. Goergen continues in his position as previously described and retires on or after August 1, 2006, the estimated annual supplemental pension benefit payable to Mr. Goergen will be $500,000.

                           OMISSION OF CERTAIN TABLES

    Information that would be provided in tabular form with respect to repricing of options or SAR's or awards under long-term incentive plans is not applicable and has been omitted.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and holders of more than 10% of the Company's Common Stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. Based upon a review of the filings furnished to the Company and on representations from its directors and executive officers, all filing requirements of Section 16(a) of said Act were complied with during fiscal year 2002 (except that Roger A. Anderson filed an amended Form 4 in March 2002 to correct certain information on the original Form 4 filing for a transaction in January 2002).

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") is responsible for developing and overseeing compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's corporate objectives and increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's management with those of the stockholders.

    The Company's compensation program for management consists of a base salary, an incentive bonus program, a stock option program plus a benefits package. The base salary and annual incentive bonus program components of the compensation program have been in effect for a number of years. The stock option component of the compensation program was adopted by the Board of Directors in March 1994 and approved by the stockholders at the March 1994 meeting as the Company was preparing its initial public offering of Common Stock in May 1994. The annual incentive bonus program for management is the principal short-term incentive compensation program of the Company tied, for the most part, to achieving specific financial and management objectives. Cash bonuses are paid following the conclusion of the Company's fiscal year.

    Under the Company's long-term incentive program, the Committee reviews and approves proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of ensuring that management focuses on achieving continuing increases in the profitability of the Company which should enhance the value of its Common Stock. Because the value of stock options is entirely a function of the value of the Company's Common Stock, the Committee believes that this component of the Company's compensation policy directly aligns the interests of management with those of all of the Company's stockholders.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. No written or formal list of specific companies is prepared. Instead, the Committee is provided with various sources of information about executive compensation at other companies, as reported in salary surveys published by various organizations. The Committee, together with Robert B. Goergen, the Chairman, President and Chief Executive Officer (the "CEO"), uses these sources and makes a determination of appropriate ranges for each member of management. The base salary of each individual is set within a range considered appropriate in the judgment of management and the Committee, based on an assessment of the particular responsibilities and performance of such officer, the compensation practices in other companies, and trends in the economy in general during the immediately preceding year. The salaries of the Company's management are believed, based on the Committee's experience with respect to compensation practices, to be at approximately the median of the range of the universe considered to be relevant in the judgment of the Committee.

    Annual incentive cash bonus awards are based upon the extent to which the Company and its subsidiaries meet or exceed specified financial goals (such as meeting or exceeding sales and operating budgets and achieving target levels of earnings before interest and taxes and return on equity) established by executive management and the Board of Directors at the beginning of the Company's fiscal year. Incentive awards are also based on an individual's performance in achieving specific annual management objectives which may or may not be quantifiable. Annually, the nature and extent of each individual's major accomplishments and contributions for the year are determined through written information compiled by the CEO, the Vice President-Organizational Development, and others familiar with the individual's performance. With regard to all members of management other than the CEO, the CEO evaluates the information and makes appropriate recommendations to the Committee. The Committee then makes the final determination of management bonuses.

    As discussed above, under the heading "Employment Contracts", in 2000, the Company entered into an employment agreement with Mr. Goergen. Mr. Goergen's base salary, his eligibility for participation in, and target bonus pursuant to, the Company's incentive bonus program and his supplemental pension were each established at the time his employment agreement was entered into.
Mr. Goergen's compensation pursuant to his employment agreement was established after a review process similar to that described above, taking into consideration relevant information available with respect to comparable companies and available salary survey data. The Committee believes, based on its experience with respect to compensation practices, and taking into account the vision and leadership displayed by Mr. Goergen during his tenure as CEO, that Mr. Goergen's compensation as established by his employment agreement is appropriate in light of the overall goal of the Company's compensation policies and is in line with that paid by comparable companies in similar circumstances.

    The Company's Annual Incentive Compensation Plan, which was approved by the stockholders at the Company's 2000 Annual Meeting, does not have a material impact on the procedures that are followed by the Committee in determining annual incentive awards. Each year, the Committee selects participants from amongst the officers and key employees of the Company and its subsidiaries. The Committee establishes target awards for the year by salary grade or other standards as well as a target award pool, which is the sum of the target awards for such year for all participants. The Committee also establishes target financial goals for such year under which from 25% to 200% of the target award pool can become available for payment. Target awards are based on the Company's net income, aggregate sales, return on equity and/or earnings per share. After the close of the fiscal year, based upon the achievement of the target financial goals and upon management's assessments of each participant's individual performance during the year, the Committee determines what part, if any, of the participant's target award will be paid. The Committee is under no obligation to pay all of the available target award pool for a year; in any event, the total amount paid under the Annual Incentive

Compensation Plan for a year may not exceed 200% of the target award pool for such year. Moreover, no participant who is a "covered employee" under
Section 162(m) of the Code may receive an annual award under this Plan greater than 150% of the lesser of such employee's base salary or $1,000,000.

    Stock option grants are awarded by the Committee annually, with the exception of executives who may be hired or promoted in the course of the fiscal year, in which case the Committee may grant awards during the year. Annual stock option grants take into account the individual executive's performance, longer-term contributions to the Company, as well as the importance of the position itself and external competitive practices. In fiscal year 2002, the Company awarded 493,500 options (in awards ranging from 500 options to 50,000 options) to 164 executives under the Employee Plan.

John E. Preschlack, Chairman
Neal I. Goldman
Frederick H. Stephens, Jr.

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

    The performance graph set forth below reflects the yearly change in the cumulative total stockholder return (price appreciation and reinvestment of dividends) on the Company's Common Stock compared to the S&P 500 Index, the Russell 1000 Index, and the S&P 400 Midcap Index for the five fiscal years ended January 31, 2002. The graph assumes the investment of $100 in Company Common Stock and the reinvestment of all dividends paid on such Company Common Stock into additional shares of Company Common Stock, and such indexes over the five-year period.

    The Company believes that it is unique and does not have comparable industry peers. Since the Company's competitors are typically not public companies or are themselves subsidiaries or divisions of public companies engaged in multiple lines of business, the Company believes that it is not possible to compare the Company's performance against that of its competition. In the absence of a satisfactory peer group, the Company believes that it is appropriate to compare the Company to companies comprising the Russell 1000 and the S&P 400 Midcap Indexes.

                                     GRAPH

                         BLYTH, INC. PERFORMANCE GRAPH
                     COMPARISON OF TOTAL STOCKHOLDER RETURN

[LOGO]

                          INDEPENDENT ACCOUNTANT FEES

AUDIT FEES

    Fees for services performed by PricewaterhouseCoopers LLP ("PwC") during fiscal year 2002 relating to the audit of the consolidated annual financial statements, including statutory audits of foreign subsidiaries, and its limited reviews of the Company's unaudited condensed consolidated interim financial statements aggregated $511,769.

ALL OTHER FEES

    Fees for all other services performed by PwC during the fiscal year 2002 aggregated $613,437, which includes $41,774 for audit-related services and $571,663 for income tax compliance and related tax services.

    On January 28, 2002, the Audit Committee adopted certain guidelines for management to follow governing the use of non-audit services provided by its independent accountants. Factors to be considered include but are not limited to, whether the role of those performing the service would be inconsistent with the auditors role, whether the auditors, in effect, would be "auditing their own numbers", and the size of the fee(s) for the services. For non-audit services other than tax planning, preparation and advisory services, the Audit Committee must give prior approval to each engagement expected to cost more than $100,000. When, in any fiscal year, non-audit fee services provided by its independent accountants are expected to exceed $400,000, the Audit Committee must give prior approval to each engagement expected to generate additional non-audit fees.

                             AUDIT COMMITTEE REPORT

    Management is responsible for Blyth's internal controls and the financial reporting process. PwC, our independent accountants, are responsible for performing an independent audit of Blyth's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The Audit Committee's responsibility is to monitor and oversee these processes.

    As set forth in more detail in the Charter, the primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities fall into three broad categories:

    - first, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent auditors about draft annual financial statements and key accounting and reporting matters;

    - second, the Audit Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; providing and maintaining an open, direct avenue of communication between the Board of Directors and the independent auditors and determining whether the independent auditors are independent (based in part on the annual letter provided to the Company pursuant to INDEPENDENCE STANDARDS BOARD STANDARD NO. 1); and

    - third, the Audit Committee is responsible for matters concerning the Company's systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the recommendations, if any, of the Company's independent auditors.

    The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter.

    In the course of fulfilling its responsibilities, the Audit Committee has:

    - reviewed and discussed with management the audited financial statements for the year ended January 31, 2002;

    - discussed with representatives of PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

    - received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

    - discussed with representatives of PwC the public accounting firm's independence from Blyth and management; and

    - considered whether the provision by PwC of non-audit services is compatible with maintaining PwC's independence.

    Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Blyth's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission.

John W. Burkhart, Chairman
Roger A. Anderson
Howard E. Rose

         ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the Board appointing the firm of PricewaterhouseCoopers LLP as independent accountants to make an audit of the accounts of the Company for fiscal year 2003. PricewaterhouseCoopers LLP has audited the Company's financial statements since fiscal year 1998. The names of the Directors currently serving on the Audit Committee are set forth on page 5 under the heading "Board and Committee Meetings." The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of acting, or if their employment is discontinued, the Board, on the Audit Committee's recommendation, will appoint other accountants whose continued employment after the Annual Meeting may be, but is not required to be, subject to ratification by the stockholders. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                     ITEM 3 THE NON-EMPLOYEE DIRECTORS PLAN

    The Non-Employee Directors Plan provides for the grant of non-qualified stock options to directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company (each, a "Non-Employee Director"). The purpose of the Non-Employee Directors Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock. The Company believes that the Non-Employee Directors Plan has been a significant factor in attracting experienced and knowledgeable independent directors, and that additional shares of Common Stock should be made available for the grant of future options to allow the Company to continue to provide this incentive program to the Company's independent directors. On April 4, 2002, the Board of Directors unanimously approved an amendment to the Non-Employee Directors Plan, subject to stockholder approval, to (a) increase the number of shares reserved for issuance upon exercise of options granted thereunder from 120,000 to 270,000, (b) increase the number of shares for which options will be granted to a Non-Employee Director from 3,000 shares upon the initial election of such Non-Employee Director, and 1,500 shares annually thereafter, to 10,000 shares upon the initial election of such Non-Employee Director, and 5,000 shares annually thereafter, (c) change the date of the annual grants provided for in the Non-Employee Directors Plan from January 1st to the date of the Company's 2003 Annual Meeting, and each Annual Meeting thereafter and (d) provide for a one-time grant of an option to acquire 3,500 shares of Common Stock to each Non-Employee Director who (i) will remain in office following the Company's Annual Meeting to which this Proxy Statement relates and (ii) was granted on January 1, 2002, options to acquire 1,500 shares of Common Stock.

    The complete text of the Non-Employee Directors Plan is incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed April 19, 2002, and the following description is qualified in its entirety by the text of the Non-Employee Directors Plan.

                 DESCRIPTION OF THE NON-EMPLOYEE DIRECTORS PLAN

    In 1994, the Board of Directors and the stockholders of the Company approved and adopted the Company's 1994 Stock Option Plan for Non-Employee Directors which authorized the issuance of options to purchase an aggregate of 120,000 shares of Common Stock (as adjusted for changes in the capitalization of the Company) to Non-Employee Directors elected to office for the first time after March 1, 1994. Assuming stockholder approval of the Non-Employee Directors Plan, as of April 8, 2002, 82,500 shares of Common Stock have been reserved for issuance upon exercise of options previously granted under the Non-Employee Directors Plan and 187,500 shares of Common Stock have been reserved for the grant of future options under the Non-Employee Directors Plan.

    If there is a stock split, stock dividend or other change in the Company's capitalization during the term of the Non-Employee Directors Plan, the number of shares of Common Stock reserved for issuance under the Non-Employee Directors Plan, the number of shares of Common Stock for which options may be granted under the Non-Employee Directors Plan, the number of shares of Common Stock subject to outstanding options under the Non-Employee Directors Plan and the exercise price of outstanding options under the Non-Employee Directors Plan shall be appropriately and proportionately adjusted to reflect the same. If any outstanding option, or portion thereof, expires or is terminated without having been exercised in full, the Common Stock subject to such option, or portion thereof, not so exercised shall be available for subsequent grants under the Non-Employee Directors Plan. The Non-Employee Directors Plan will terminate on May 18, 2004.

    The Non-Employee Directors Plan is administered by the Board of Directors. Subject to the terms of the Non-Employee Directors Plan, the Board of Directors has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Non-Employee Directors Plan. The Non-Employee Directors Plan may be terminated at any time by the Board of Directors, but such action will not, without the consent of a Non-Employee Director, affect options previously granted pursuant thereto to such Non-Employee Director.

    Non-Employee Directors elected to office for the first time after March 1, 1994 are automatically participants in the Non-Employee Directors Plan. Each Non-Employee Director who is elected to office for the first time after March 1, 2002 is, effective upon the date of such first election, automatically granted an option to acquire 10,000 shares of Common Stock (assuming stockholder approval of the Non-Employee Directors Plan). Each Non-Employee Director who will remain in office following the Company's Annual Meeting to which this Proxy Statement relates, and who was granted on January 1, 2002, options to acquire 1,500 shares of Common Stock, will receive a one-time grant of an option to acquire 3,500 shares of Common Stock (assuming stockholder approval of the Non-Employee Directors Plan). Beginning in June, 2003, each Non-Employee Director who is in office with at least six months of service on the date of each Annual Meeting of the Company, and who will remain in office following such Annual Meeting, shall, on the date of such Annual Meeting, automatically be granted an option to acquire 5,000 shares of Common Stock (assuming stockholder approval of the Non-Employee Directors Plan). The price of shares of Common Stock that may be purchased upon exercise of an option is the fair market value of the Common Stock on the date of grant, as evidenced by the average of the high and low prices of shares of Common Stock on such date as reported on the New York Stock Exchange. Except as discussed below, options granted pursuant to the Non-Employee Directors Plan upon a director's initial election to office become exercisable as follows: fifty percent of such options become exercisable on the first anniversary of the date of grant and fifty percent of such options become exercisable on the second anniversary of the date of grant. Except as discussed below, options granted pursuant to the Non-Employee Directors Plan annually, on the date of the Company's Annual Meeting, and options granted pursuant to the one-time grant described above, become exercisable in full on the earlier of the first anniversary of the date of grant or the next Annual Meeting of the Company following such grant. The term of each option, except as discussed below, is for a period not exceeding 10 years from the date of grant. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution.

    In the event of a Change in Control of the Company (as defined below), an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board of Directors. A Change in Control will be deemed to have occurred if (a) there is consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (b) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company; (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the relevant Non-Employee Director's termination as a director of the Company. In the event that a Non-Employee Director dies or ceases to be a director of the Company, any option granted to such Non-Employee Director must be exercised within one year of the date upon which such Non-Employee Director died or ceased to be a director, or prior to the date on which the option expires by its terms, whichever is earlier, provided that no such option shall be exercisable except to the extent that it was exercisable on the date upon which such Non-Employee Director died or ceased to be a director.

    Upon the grant of an option under the Non-Employee Directors Plan, neither the Company nor the director receiving the option incurs any federal income tax consequences. In general, upon the exercise of an option granted under the Non-Employee Directors Plan, the director incurs ordinary income measured by the difference between the exercise price and the fair market value of the Common Stock as determined on the date of exercise and the Company receives a corresponding tax deduction in the same amount. The foregoing paragraph is not intended to be a complete statement of applicable law and it is based upon the federal income tax laws in effect on the date of this Proxy Statement.

    The Board of Directors may, at any time, modify or amend the Non-Employee Directors Plan in any respect provided that such amendments may not be made more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In addition, the approval of the stockholders of the Company must be obtained in order to increase the maximum aggregate number of shares for which options may be granted under the Non-Employee Directors Plan or the number of shares of Common Stock for which an option may be granted to any Non-Employee Director. Termination or any modification or amendment of the Non-Employee Directors Plan shall not, without the consent of a Non-Employee Director, affect his or her rights under an option previously granted to him or her.

             OPTIONS GRANTED UNDER THE NON-EMPLOYEE DIRECTORS PLAN

    The chart below indicates the number of options that have been granted as of April 8, 2002, pursuant to the Non-Employee Directors Plan, to the current directors who are not employees of the Company. As of April 19, 2002, the fair market value of the Common Stock calculated in accordance with the provisions of the Non-Employee Directors Plan was $29.62.

                                                              NO. OF OPTIONS
GRANTEE                                                          GRANTED
-------                                                       --------------
Roger A. Anderson...........................................      12,000
John W. Burkhart............................................      12,000
Pamela M. Goergen...........................................      12,000
Neal I. Goldman.............................................      12,000
Philip Greer................................................      10,000 (1)
John E. Preschlack..........................................      12,000
Howard E. Rose..............................................       1,500
Frederick H. Stephens, Jr...................................      15,000

------------------------

(1) Subject to stockholder approval of the Non-Employee Directors Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NON-EMPLOYEE DIRECTORS PLAN.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831,
Attention: Bruce D. Kreiger, Secretary, on or before December 31, 2002 for consideration for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, if a stockholder fails to provide the Company notice of any stockholder proposal on or before the 60th day prior to the date of the Company's 2003 Annual Meeting of Stockholders, then the Company's management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the Annual Meeting of Stockholders without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

    The Company's audited consolidated financial statements as at January 31, 2002 and 2001, and for the periods ended January 31, 2002, 2001, and 2000, are included as part of the Annual Report on Form 10-K which accompanies this Proxy Statement.

By Order of the Board of Directors,

Bruce D. Kreiger, Secretary

May 1, 2002

P
R
O                                  BLYTH, INC.
X
Y                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF BLYTH, INC.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Robert B. Goergen and Robert H. Barghaus or either of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Blyth, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote on all matters which may come before the 2002 Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Greenwich, Connecticut, on June 6, 2002, at 9:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein.

THIS PROXY ALSO PROVIDES CONFIDENTIAL VOTING INSTRUCTIONS TO THE TRUSTEES OF THE BLYTH, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST WITH RESPECT TO SHARES OF COMMON STOCK HELD IN ACCOUNTS UNDER SUCH PLAN.

THE PROXIES, IN THEIR DISCRETION, OR THE TRUSTEES (IN THE CASE OF PARTICIPANTS IN THE PLAN REFERRED TO ABOVE), ARE FURTHER AUTHORIZED TO VOTE (X) FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, (Y) ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2002 ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

        Election of Directors:

        Nominees (terms expiring in 2005)
        01. John W. Burkhart  02. Philip Greer  03. John E. Preschlack

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    ------------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                    ------------
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE


[BLYTH LOGO]                     [PHOTOS]

                                             http://www.blythinc.com

                                    Please visit our website at www.blythinc.com for the latest earnings reports and press releases; annual report, Forms 10-K and 10-Q; stock price (20-minute delay); and additional information about our company and our brands.

                                            FOR TELEPHONE AND INTERNET
                                             VOTING INSTRUCTIONS, SEE
                                                     REVERSE

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                   (ADMISSION TICKET ON REVERSE)
                  (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                  BLYTH, INC.

             It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse or to use our telephone or Internet voting system.

/X/ Please mark your                                                     6082
    votes as in this
    example.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all of the Board of Directors' nominees and "FOR" proposal 2 and "FOR" proposal 3.
--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------

                                FOR     WITHHELD
1. Election of Directors        / /       / /
   (See reverse)

For, except vote withheld from the following nominee(s):________________________


                                                   FOR    AGAINST    ABSTAIN
2. Ratification of the appointment of              / /      / /        / /
   PricewaterhouseCoopers LLP as Independent
   Auditors

                                                   FOR    AGAINST    ABSTAIN
3. Approval of the Company's Amended and           / /      / /        / /
   Restated 1994 Stock Option Plan for
   Non-Employee Directors.

       -------------------------------------------------------------------------
       SPECIAL ACTION
       --------------
       Mark here to discontinue     / /              Mark here if you        / /
       Annual Report mailing for                     plan to attend the
       this account (for multiple                    Annual Meeting
       account holders only)
       -------------------------------------------------------------------------

         Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.

         -----------------------------------------------------------------------


         -----------------------------------------------------------------------
             SIGNATURE(S)                                        DATE

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE

Dear Stockholder:

Blyth, Inc. encourages you to take advantage of two cost-effective and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system. To ensure that your vote will be counted, please cast your Internet or telephone vote before midnight New York time on June 5, 2002.

1.  To vote over the Internet:

    o Log on to the Internet and go to the web site http://www.eproxyvote.com/bth

2.  To vote over the telephone:

    o On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)

                                                         ADMISSION TICKET

                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                  OF BLYTH, INC.

                                                  Thursday, June 6, 2002
                                                  9:00 a.m., local time
                                                  Hyatt Regency Greenwich
                                                  1800 East Putnam Avenue
                                                  Greenwich, Connecticut
                                                  06870